Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2007, relating to the consolidated financial statements and financial statement schedules of IRIDEX Corporation as of December 30, 2006 and the two years then ended, which appears in IRIDEX Corporation’s Annual Report on Form 10-K for the year ended December 29, 2007.

/s/ PricewaterhouseCoopers LLP

San Jose, California

November 21, 2008